Exhibit 5.1(a)

June 4, 2021

Power REIT

301 Winding Road

Old Bethpage, New York 11804

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Power REIT, a Maryland-domiciled real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the issuance of currently undetermined amount of shares of common stock, $0.001 par value (“Common Stock”), shares of preferred stock (“Preferred Stock”), rights (“Rights”) and warrants (“Warrants”) of the Company, either separately or in combination with one or more of the other securities, in the form of units or otherwise, up to an aggregate of $100,000,000 (collectively, the “Covered Securities”) covered by the above-referenced Registration Statement, and any amendments thereto (collectively, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2. Declaration of Trust of Power REIT, dated August 25, 2011, as amended and restated on November 28, 2011, as supplemented on February 12, 2014, and as supplemented on January 8, 2021 (collectively, the “Charter”), which have been filed with the Maryland State Department of Assessments and Taxation (“SDAT”);

3. The Bylaws of the Company, dated October 20, 2011 (the “Bylaws”), certified as of the date hereof by an officer of the Company;

Power REIT

June 4, 2021

4. A certificate of SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Trustees of the Company (the “Board”), relating to, among other matters, the execution and filing of the Registration Statement with the U.S. Securities and Exchange Commission (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

B. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

C. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

D. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

E. None of the Covered Securities will be issued or transferred in violation of the provisions of Article VII of the Charter relating to restrictions on ownership and transfer of shares. Upon issuance of any of the Covered Securities (and any shares of Common Stock or Preferred Stock underlying said Covered Securities), the total number of shares of Common Stock and Preferred Stock (as applicable) issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock that the Company is authorized to issue under the Charter.

Power REIT

June 4, 2021

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(i) The Company is a real estate investment trust duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

(ii) With respect to the Common Stock, (a) when the terms of the issuance and the sale of the Common Stock have been duly established in conformity with the Charter, (b) when the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein, and any applicable prospectus supplement, (c) if the Board has taken all necessary action to approve the foregoing actions, and (d) the Company has received full payment therefor in accordance with the authorization of the Board, then such Common Stock will be validly issued, fully paid and non-assessable.

(iii) With respect to the Preferred Stock: (a) when the terms of the particular class or series of Preferred Stock and of the issuance and sale of such Preferred Stock have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock other than the 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock of the Company, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock, (c) when such class or series of Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (d) if the Board has taken all necessary action to approve the foregoing actions, and (e) the Company has received full payment therefor in accordance with the authorization of the Board, the Preferred Stock will be validly issued, fully paid and non-assessable.

(iv) With respect to the Rights and Warrants, as applicable, when (a) the terms of the offering thereof and related matters have been duly established in conformity with the Charter and the Bylaws, (b) the agreement, if any, relating to the Rights or Warrants (the “Rights or Warrants Agreement”) has been validly executed and delivered by the parties thereto, (c) certificates representing the Rights or Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Rights or Warrants Agreement, if any, and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, (d) if the Board has taken all necessary action to approve the foregoing actions, and (e) the Company has received full payment therefor in accordance with the authorization of the Board, then the Rights or Warrants, as applicable, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

Power REIT

June 4, 2021

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Sincerely yours,

/s/ Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.